UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 8, 2010

Symetra Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33808	20-0978027
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

777 108th Avenue NE, Suite 1200, Bellevue, Washington		98004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(425) 256-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

As reported in Item 5.02 of the Current Report on Form 8-K filed on October 22, 2010 by Symetra Financial Corporation (the "Company"), Patrick B. McCormick, senior vice president of Symetra's National Accounts, will be leaving the Company at the end of November 2010. At the time of such report, the terms of Mr. McCormick's separation agreement with the Company had not been agreed upon.

On November 1, 2010, the Company and Mr. McCormick entered into a Separation Agreement and General Release (the "Agreement") setting forth the terms of Mr. McCormick's separation arrangement. The Agreement included a seven day period after Mr. McCormick signed the Agreement in which Mr. McCormick could revoke the Agreement, which revocation period expired on November 8, 2010.

The Agreement, among other things, provides for: (i) a Separation Date of November 30, 2010, (ii) a severance payment of $600,000, (iii) a lump sum payment of $8,427 for use toward payment of health insurance coverage, (iv) the forfeiture of all unvested restricted stock and performance units, and all benefits under Symetra's Performance Share Plan, (v) restrictive covenants against competing with the Company and solicitation of persons having a relationship with the Company for one year, and (vi) a general release of claims by Mr. McCormick to the Company. The foregoing is a summary of the material terms of the Agreement and does not purport to be complete, and, therefore, is qualified in its entirety by reference to the copy of such agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Separation Agreement and General Release between Mr. McCormick and Symetra Financial Corporation, dated November 1, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symetra Financial Corporation

November 19, 2010	By:	/s/ George C. Pagos

Name: George C. Pagos
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Separation Agreement and General Release between Mr. McCormick and Symetra Financial Corporation, dated November 1, 2010.